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                       US Securities and Exchange Commission
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  Date of Report (Date of earliest event reported):
                                   October 4, 1996


                                  SOLAR-MATES, INC.
--------------------------------------------------------------------------------
                 (Exact Name registrant as specified in its charter)


        New York                      0-26022                   11-2396918
-----------------------------      -------------          --------------------
(State or other jurisdiction       (Commission                 (IRS Employer
 of incorporation)                  File Number)            Identification No.)


                                 8125 25th Court East
                               Sarasota, Florida 34243
                     -------------------------------------------
                       (Address of principal executive offices)


                                    (941) 359-3599
                ------------------------------------------------------
                 (Registrant's telephone number, including area code)




            -------------------------------------------------------------
            (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

On September 26, 1996 Solar-Mates, Inc.(the "Company") entered into a subscription agreement with an Austrian based bank for the infusion of $22.5 million in equity financing of which $7.5 million was funded on October 4, 1996. The purpose of the funding is to pursue a specific acquisition targeted by the Company in the sunglass industry.

The equity infusion is in the form of non-voting convertible preferred shares of the Company. The conversion price for the preferred shares in the initial infusion is the lower of 80% of the market price of the Company's publicly trade Common Stock, $.001 par value ("Common Stock") or $5.50 per share, and the shares bear dividends at an annual rate of 6.5%. The remaining subscriptions for an additional aggregate amount of $15 million of non-voting convertible preferred shares is to be consummated simultaneously with the closing of the targeted acquisition. The conversion price for the preferred shares to be issued in the subsequent $15 million infusion is the lower of 80% of market price for the Common Stock or, with respect to $7.5 million of such amount, $6.75 per share, and with respect to the other $7.5 million, $8.25 per share. Such shares are to bear dividends at an annual rate of 6%. The Company may, at its sole discretion, pay any and all dividends in preferred shares of the same series rather than in cash.

The convertibility of any preferred shares into Common Stock is subject to shareholder approval. The agreement provides that the purchaser of the shares shall vote all of the underlying shares (if and when converted), in connection with any vote of the shareholders of the Company relating to the election of directors, for a majority of directors, in accordance with the directions of Stephen Nevitt, the Company's President and Principal Executive Officer, or his successor or designee.

The subscription is being effected pursuant to an off-shore exemption in reliance upon Regulation S under the Securities Act of 1933.

At the closing of the initial $7.5 million infusion, the Company also issued to the investor three year warrants to purchase 150,000 shares of Common Stock at a price of $5.5625 per share exercisable commencing on January 1, 1999. In connection with the closing of the second infusion of $15 million, the Company is required to issue an additional 600,000 identical warrants, with an exercise price of $7.50 per share for 300,000 of the warrants and $10 per share for the remaining warrants. The Company also paid a commission to a third party equal to 7% of the investment and immediately exercisable five year warrants to purchase 200,000 shares of Common Stock at a puce of $5.50 per share.


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ITEM 7.  EXHIBITS

EXHIBIT
 NUMBER   EXHIBIT DESCRIPTION
-------   -------------------

99.1      Press Release dated October 7, 1996



                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Solar-Mates, Inc.
                                     (Registrant)

Dated: October 7, 1996               By Stephen Nevitt:  /s/ Stephen Nevitt
      -----------------                                 -------------------
                                      President
                                     (Principal Executive Officer)